UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 25, 2012
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)

(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for Amkor Technology, Inc. for the three and nine months ended September 30, 2012 and forward-looking statements relating to the fourth quarter of 2012 as presented in a press release dated October 25, 2012. The information in this Form 8-K and the exhibit attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Exhibit 99.1 discloses free cash flow, adjusted gross margin, adjusted net income and adjusted earnings per diluted share. Free cash flow, adjusted gross margin, adjusted net income and adjusted earnings per diluted share are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital additions. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. Adjusted gross margin, adjusted net income and adjusted earnings per diluted share for the three months ended June 30, 2012 exclude the impact of a loss contingency accrual. However, these measures have limitations, including that they exclude the accrual for the Tessera arbitration panel award, which is an amount that the company may ultimately have to pay in cash. Furthermore, the factors affecting the calculation of the arbitration award are complex and subject to determination by the arbitration panel. Therefore, the final amount of the loss may be more than the amount of the current accrual. These non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities, gross margin, net income and earnings per diluted share. Furthermore, our definitions of free cash flow, adjusted gross margin, adjusted net income and adjusted earnings per diluted share may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in our press release have been reconciled to the nearest U.S. GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Text of Press Release dated October 25, 2012, which is furnished (not filed) herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Joanne Solomon
Joanne Solomon
Executive Vice President and Chief Financial Officer

Date: October 25, 2012

EXHIBIT INDEX:

Exhibit	Description
99.1	Text of Press Release dated October 25, 2012